VGrab Communications Inc. 810-789 West Pender St Vancouver, BC V6C 1H2

OTCQB: VGRBF

News Release

VGRAB COMMUNICATIONS INC. ENTERES INTO DEBT SETTLEMENT AGREEMENTS

VANCOUVER, BRITISH COLUMBIA - (October 9, 2020) VGrab Communications Inc. (OTCQB: VGRBF) (the “Company” or “VGrab”) an OTCQB-listed issuer, announced today that it had reached an agreement with its directors and officers (the “Debt Holders”) to partially convert their debts into common shares of the Company.

Pursuant to the debt conversion agreements (the “Agreements”), the Company issued a total of 1,780,084 common shares of the Company, to settle $640,830 owed to Mr. Lim Hun Beng, the Company’s CEO/President and the majority shareholder, Mr. Liong Fook Weng, the Company’s CFO, and Mr. Ong See Ming, the Company’s Director.

The securities issued pursuant to the debt conversion agreements have not bee registered under the Act and may not be offered or sold within the United States or to U.S. persons unless an exemption from such registration is available.

For an additional information please refer to the Current Report on Form 8-K the Company filed with the SEC on October 9, 2020.

On behalf of the Board of Directors,

Lim Hun Beng, President

CONTACT INFORMATION

VGrab Communications Inc.

604-722-0041

Forward-looking Information Cautionary Statement

Except for statements of historic fact, this news release contains certain “forward-looking information” within the meaning of applicable securities law. Forward-looking information is frequently characterized by words such as “plan”, “expect”, “project”, “intend”, “believe”, “anticipate”, “estimate” and other similar words, or statements that certain events or conditions “may” or “will” occur. Forward-looking statements are based on the opinions and estimates at the date the statements are made, and are subject to a variety of risks and uncertainties and other factors that could cause actual events or results to differ materially from those anticipated in the forward-looking statements including, but not limited to delays or uncertainties with regulatory approvals and research and development of an Electric Vehicle. There are uncertainties inherent in forward-looking information, including factors beyond the Company’s control. There are no assurances that the business plans for the Company as described in this news release will come into effect on the terms or time frame described herein. The Company undertakes no obligation to update forward-looking information if circumstances or management’s estimates or opinions should change except as required by law. The reader is cautioned not to place undue reliance on forward-looking statements. Additional information identifying risks and uncertainties that could affect financial results is contained in the Company’s filings, which are available at www.sec.gov. We seek safe harbour.